UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2013

MVP REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 333-180741	No. 45-4963335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 West Sunset Road, Suite 240

Las Vegas, Nevada89148
(Address of Principal Executive offices)

(702) 534-5577
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 20, 2013, MVP Realty Advisor, LLC (the “Advisor”) executed and delivered an irrevocable waiver (the “Waiver”) in favor of MVP REIT, Inc. (the “Company”), pursuant to which the Advisor irrevocably waived its rights under the advisory agreement to receive a property management fee with respect to any real property owned that are subject to triple net leases.  In addition, the Advisor also irrevocably waived its rights under the advisory agreement and the charter of the Company to convert its shares of convertible stock of the Company (the “Convertible Shares”) into shares of common stock of the Company (the “Common Shares”) if and when the Company lists its Common Shares for trading on a national securities exchange. As a result, the Convertible Shares will convert into Common Shares only if and when: (A) the Company has made total distributions on the then outstanding Common Shares equal to the invested capital attributable to those shares plus a 6.00% cumulative, non-compounded, annual pre-tax return on such invested capital, or (B) the advisory agreement is terminated or not renewed by the Company (other than for “cause” as defined in the advisory agreement).

The material terms of the Waiver described herein are qualified in their entirety by the Waiver, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01  Other Events

On November 27, 2013, the Company filed a Form 8-K with the Securities and Exchange Commission disclosing that MVP Capital Partners, LLC, which had owned 60% of the Advisor, reached an agreement in principle to transfer its entire interest in the Advisor to Vestin Realty Mortgage I, Inc. (“VRTA”) and Vestin Realty Mortgage II, Inc. (“VRTB”). The parties consummated the transfers of the membership interests on December 19, 2013. As a result, VRTB and VRTA now own 60% and 40% of the Advisor, respectively.

In recognition of its substantial investment in the Advisor for which it received no upfront consideration, MVP Capital Partners, LLC retained an interest in the future profits of the Advisor. It will receive one-third of the net profits of the Advisor after the capital investments made by the equity owners of the Advisor have been repaid in full and they have received an annualized return of 7.5% on their capital investments.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Description

10.1	Irrevocable Waiver, dated December 20, 2013, relating to the Advisory Agreement by MVP Realty Advisor, LLC in favor of MVP REIT, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVP REIT, Inc.

Date: December 26, 2013                                                                By:   /s/ Michael V. Shustek
Michael V. Shustek
President and Chief Executive Officer

EXHIBIT INDEX

Exhibits Description

10.1	Irrevocable Waiver, dated December 20, 2013, relating to the Advisory Agreement by MVP Realty Advisor, LLC in favor of MVP REIT, Inc.